EXHIBIT 107

FORM S-3MEF

(Form Type)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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UNITED STATES ANTIMONY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Newly Registered Securities	Equity	Common Stock, $0.01 par value	457(o)
	Equity	Preferred Stock, $0.01 par value	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants	457(o)
	Other	Rights	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	-	457(o)			$4,160,901.20 (1)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$4,160,901.20 (1)	0.00013810	$574.62
	Total Fees Previously Paid							$0.00
	Total Fee Offset							$0.00
	Net Fee Due							$574.62

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(1)

The Registrant previously registered the offer, issuance and sale of certain securities, including its common stock, of up to $100,000,000 under the Registration Statement on Form S-3 (File No. 333-284057), which was initially filed by the Registrant on December 27, 2024, amended on April 18, 2025 and April 23, 2025 and declared effective on April 24, 2025 (the “Prior Registration Statement”). As of the date hereof, a balance of $20,804,506 of securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is hereby registering the offer, issuance and sale of an additional amount of securities having a proposed maximum aggregate offering price of $4,160,901.20, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-3 shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the registrant’s common stock.